Exhibit 4.1

Execution Copy

AMENDMENT AND SUPPLEMENT NO. 1

TO

THE INDENTURE

AND

THE FIRST SUPPLEMENTAL TRUST INDENTURE

THIS AMENDMENT AND SUPPLEMENT NO. 1 TO THE INDENTURE AND THE FIRST SUPPLEMENTAL TRUST INDENTURE (this “Amendment”), dated as of May 1, 2009, is entered into by and between Environmental Power Corporation, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into an Indenture for Senior Debt Securities, dated as of March 1, 2009 (the “Indenture”), providing for the issuance by the Company from time to time of its senior debt securities;

WHEREAS, the Company and the Trustee entered into a First Supplemental Trust Indenture, dated as of March 1, 2009 (the “Supplemental Indenture”), providing for the issuance by the Company of up to $53,000,000 aggregate principal amount of its 14% Convertible Notes due January 1, 2014 (the “2009 Notes”);

WHEREAS, Section 9.01(a) of the Indenture provides that the Company and the Trustee, without the consent of the Securityholders, may make any supplement to the Indenture to cure any ambiguity, defect or inconsistency in the Indenture;

WHEREAS, Section 9.01(f) of the Indenture provides that the Company and the Trustee, without the consent of the Securityholders, may make any supplement to the Indenture to make any change that does not adversely affect the rights of any Securityholder in any material respect;

WHEREAS, Section 14.01(a)(1) of the Supplemental Indenture provides that the Company and the Trustee, without the consent of the Holders of the 2009 Notes, may make an amendment to the Supplemental Indenture to cure any ambiguity, defect or inconsistency in the Supplemental Indenture;

WHEREAS, Section 14.01(a)(4) of the Supplemental Indenture provides that the Company and the Trustee, without the consent of the Holders of the 2009 Notes, may make an amendment to the Supplemental Indenture to make such changes or additions as may be necessary or desirable in connection with the issuance of the 2009 Notes in transactions exempt from the registration requirements of the Securities Act;

WHEREAS, Section 14.01(a)(7) of the Supplemental Indenture provides that the Company and the Trustee, without the consent of the Holders of the 2009 Notes, may make a modification or amendment to the Supplemental Indenture to make any change that does not adversely affect the rights of any Holder of the 2009 Notes in any material respect;

WHEREAS, this Amendment and Supplement will not make any change that materially adversely affects the rights of any Holder of the 2009 Notes or any Securityholder in any material respect;

WHEREAS, the Company desires to enter into this Amendment and Supplement, and has duly authorized the execution and delivery of this Amendment and Supplement to modify the Supplemental Indenture and the Indenture as set forth herein;

WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

WHEREAS, all conditions and requirements of the Indenture and the Supplemental Indenture necessary to make this Amendment and Supplement a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE:

For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the 2009 Notes, as follows:

ARTICLE I

AMENDMENTS TO THE SUPPLEMENTAL INDENTURE

SECTION 1.1. DEFINITIONS.

(a) Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Indenture or the Supplemental Indenture, as applicable.

(b) The following definitions are hereby added to Section 1.01 of the Supplemental Indenture in appropriate alphabetical position:

“Private Placement Legend” means the legend set forth in Section 2.03(e)(2).

“Resale Restriction Termination Date” means the date which is one year after the later of the Issue Date for the Restricted Certificate in question and the last date on which the Company or any Affiliate was the owner of the 2009 Note represented by the Restricted Certificate.

“Restricted Certificate” means a certificate representing 2009 Notes that are issued in definitive registered form in any transaction exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder (and which, therefore, constitute “restricted securities” within the meaning of Rule 144) and which bear the Private Placement Legend (as defined in Section 2.03(e)(2)).

“Rule 144” means Rule 144 promulgated under the Securities Act.

SECTION 1.2. GLOBAL SECURITIES AND TRANSFERS OF INTERESTS THEREIN.

(a) Section 2.01(a) of the Supplemental Indenture is hereby amended as follows:

(i) to change the date appearing in the first sentence thereof from “March 12, 2009” to “March 13, 2009.”

(ii) to add the following sentence to the end thereof: “Notwithstanding the foregoing, any 2009 Notes issued pursuant to Section 2.03(e)(1) hereof shall be issued as Restricted Certificates, and not as Global Certificates.”

(b) Section 2.03 of the Supplemental Indenture is hereby amended by adding a new subsection (e) thereto, to read in its entirety as follows:

“(e) Provisions Relating to Restricted Certificates. Notwithstanding anything in this Section 2.03 to the contrary, the following provisions will apply to the Restricted Certificates:

(1) In General. 2009 Notes may be issued from time to time in transactions exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. Any 2009 Notes so issued shall be “restricted securities” within the meaning of Rule 144 and shall be represented by a Restricted Certificate. In such event, the 2009 Notes so issued shall be issued solely in definitive registered form. Any Authentication Order for any 2009 Notes so issued shall indicate that such 2009 Notes shall be represented by a Restricted Certificate.

(2) Private Placement Legend. Each Restricted Certificate shall bear a legend substantially to the following effect (the “Private Placement Legend”):

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (C) PRIOR

TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN FORM AND SUBSTANCE ACCEPTABLE TO THE COMPANY AND THE TRUSTEE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED, AND THIS CERTIFICATE EXCHANGED FOR A BENEFICIAL INTEREST IN A GLOBAL CERTIFICATE, UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(2) Transfer and Exchange of a Restricted Certificate for Beneficial Interests in a Global Certificate. Subject to Section 2.03(e)(6), a Restricted Certificate may only be exchanged, in whole or in part, by any holder thereof for a beneficial interest in a Global Certificate or transferred to a person who takes delivery thereof in the form of a beneficial interest in a Global Certificate, and then only if the exchange or transfer complies with the requirements of Section 2.03(b) of this Supplemental Indenture and:

(A) Such transfer is pursuant to an effective registration statement under the Securities Act, and the holder of the Restricted Certificate so transferred delivers to the Company a certificate to the effect that such holder has complied with the prospectus delivery requirements arising under the Securities Act and the rules and regulations thereunder in connection with such transfer; or

(B) The following conditions are met:

(i) if such transfer is after the Resale Restriction Termination Date, the holder of such Restricted Certificate proposes to exchange such beneficial interest for a beneficial interest in a Global Certificate, a certificate from such holder to the following effect:

“In connection with the exchange of the holder’s interest in a Restricted Certificate for a beneficial interest in a Global Certificate in an equal principal amount, the holder hereby certifies (i) the beneficial interest is being acquired for the holder’s own account without transfer, (ii) such exchange has been effected in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in a Global Certificate is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.”

- or -

(ii) if the holder of such Restricted Certificate proposes to transfer an interest therein to a Person who shall take delivery thereof in the form of a beneficial interest in a Global Certificate, a certificate from such holder to the following effect:

“The transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Supplemental Indenture and any applicable blue sky securities laws of any state of the United States, and the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. The holder is not, and has not been within a period of three months prior to such transfer, an “affiliate” of the Company within the meaning of Rule 144, and a period of at least six months has elapsed since the holder acquired the transferred beneficial interest from the Company or any affiliate of the Company. Upon consummation of the proposed transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificate and in the Supplemental Indenture.”

and, in each such case set forth in this subsection (B), if the Company or the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form and substance acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Substitution of Beneficial Interest in Global Certificate for Restricted Certificate. In the event that, following the Resale Restriction Termination Date, the Company determines that the holder of a Restricted Certificate is entitled to have the legend removed therefrom, the Company may request the holder to surrender such Restricted Certificate for cancellation and exchange against delivery of a new Global Certificate to the Trustee, or an adjustment to an existing Global Certificate to reflect the transfer of interests in such Restricted Certificate to such Global Certificate in accordance with Section 2.03(c) hereof, in each case with the holder’s beneficial interest therein registered by the Trustee in its capacity as Registrar.

(4) Shares of Common Stock Issued Upon Conversion of 2009 Notes Represented by a Restricted Certificate. In the event of any conversion of any 2009 Notes represented by a Restricted Certificate in accordance with the provisions of Article III hereof, any such shares of Common Stock issued upon such conversion shall be “restricted securities” within the meaning of Rule 144, may not be transferred except pursuant to an effective registration statement under the Securities Act or an opinion of counsel satisfactory to the effect that such registration is not required, and any certificate representing such shares shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

(5) Form of Restricted Certificate. Each Restricted Certificate shall be substantially in the form attached hereto as Exhibit C.

(6) Transfer of Restricted Certificates Following Termination of Global Certificates. In the event that outstanding Global Certificates are terminated in accordance with Section 2.11(c) of the Indenture, then the provisions and requirements of this Section 2.03(e) shall apply as nearly as possible to the exchange or transfer of any Registered Certificate or interest therein in definitive registered form.

SECTION 1.3. NOTICE OF DEFAULT AND ANNUAL COMPLIANCE CERTIFICATE

Section 6.07 of the Supplemental Indenture is hereby amended and restated to read in its entirety as follows:

“Section 6.07 Notice of Default

The Company shall notify the Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any default or Event of Default, and shall deliver to the Trustee a statement specifying such default or Event of Default and the action the Company has taken, is taking or proposes to take with respect thereto.”

ARTICLE II

SUPPLEMENTS TO THE INDENTURE

SECTION 2.1. GOVERNING LAW

The parties acknowledge and agree that the Indenture was intended to be governed by the laws of the State of New York, as evidenced by the disclosure set forth in that certain Prospectus, dated October 17, 2008, relating to the offer and sale by the Company from time to time of its debt securities, but that, due to a scrivener’s error, the final execution copy of the Indenture made reference to Delaware law. Therefore, Section 13.04 of the Indenture is hereby amended and restated to read in its entirety as follows:

“SECTION 13.04 Governing Law.

This Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.”

ARTICLE III

MISCELLANEOUS

SECTION 3.1. APPLICATION OF THIS AMENDMENT AND SUPPLEMENT. Each and every term and condition contained in this Amendment and Supplement that modifies, amends or supplements the terms and conditions of the Supplemental Indenture shall apply only to the 2009 Notes created by the Supplemental Indenture and not to any future series of notes established under the Indenture. Each and every term and condition contained in this Amendment and Supplement that supplements the terms of the Indenture shall apply to all series of Securities established under the Indenture.

SECTION 3.2. BENEFITS OF THIS AMENDMENT AND SUPPLEMENT. Nothing contained in this Amendment and Supplement shall or shall be construed to confer upon any person other than a Holder of the 2009 Notes (or, in the case of Article II only, a Securityholder), the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture, the Supplemental Indenture or this Amendment and Supplement.

SECTION 3.3. EFFECTIVE DATE. This Amendment and Supplement shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

SECTION 3.4. GOVERNING LAW. This Amendment and Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.5. COUNTERPARTS. This Amendment and Supplement may be executed in any number of counterparts, including via facsimile, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Supplement to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Michael E. Thomas
Michael E. Thomas
Senior Vice President, Chief Financial Officer
and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT C

Form of Restricted Certificate

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (C) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN FORM AND SUBSTANCE ACCEPTABLE TO THE COMPANY AND THE TRUSTEE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED, AND THIS CERTIFICATE EXCHANGED FOR A BENEFICIAL INTEREST IN A GLOBAL CERTIFICATE, UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

SUBJECT TO THE FOREGOING, THIS NOTE MAY ONLY BE EXCHANGED OR TRANSFERRED FOR AN INTEREST IN A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AND SUBJECT TO THE CONDITIONS SET FORTH THEREIN.

ENVIRONMENTAL POWER CORPORATION

14% CONVERTIBLE NOTES DUE JANUARY 1, 2014

Maturity Date	Interest Rate	CUSIP
January 1, 2014	14%

REGISTERED HOLDER:	PRINCIPAL AMOUNT: $

Capitalized terms used herein but not defined shall have the meanings set forth in the First Supplemental Trust Indenture (the “Supplemental Indenture”), dated as of March 1, 2009, among Environmental Power Corporation and Wells Fargo Bank, National Association, as trustee, which supplements the Indenture for Senior Debt Securities dated March 1, 2009 (the “Original Indenture”), as each has been further supplemented and amended by that certain Amendment and Supplement No. 1 to Indenture and First Supplemental Trust Indenture, dated as of May 1, 2009 (together with the Supplemental Indenture and the Original Indenture, the “Indenture”).

1. Interest. Environmental Power Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company” which term includes any successor corporation under the Indenture), is the issuer of this 14% Convertible Note due January 1, 2014 (the “Security”). The Company promises to pay interest on this Security in cash semiannually on each January 1 and July 1, commencing on July 1, 2009, to the Holder of record at the close of business on the immediately preceding December 15 and June 15.

Interest on this Security will accrue from the date of original issuance and delivery of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any Security surrendered for conversion prior to a record date for any Interest Payment Date will be paid the amount of interest accrued through the conversion date. Any Security surrendered for conversion during the period after the record date for any Interest Payment Date through the close of business on the Business Day immediately preceding such Interest Payment Date will be paid accrued interest on such Security through the Interest Payment Date, notwithstanding the conversion of such Security prior to that Interest Payment Date; provided, however, that at the time the Holder surrenders any Security for conversion, such Holder must pay an amount equal to the interest that has accrued between the conversion date and the related Interest Payment Date. If the Company redeems this Security after the record date but on or prior to the corresponding Interest Payment Date, the Company shall pay the Holder of this Security accrued interest on this Security being redeemed to, but not including, the redemption date.

2. Method of Payment. The Company will pay or cause to be paid the principal of and premium, if any, and interest on this Security at the office of the paying agent, except that the Company may pay interest directly to the Holders at its option only if it shall have received the written consent of the Trustee.

3. Paying Agent and Registrar. The Trustee will act as Paying Agent, Registrar and Exchange Agent. The Company may change any Paying Agent, Registrar, co-Registrar or Exchange Agent in accordance with the terms of the Indenture. The Company or any of its Affiliates may act in any such capacity.

4. Indenture. The Company issued this Security under the Original Indenture, as supplemented by the Supplemental Indenture. The terms of this Security include those stated in the Indenture (which is incorporated hereby as though fully set forth herein). This Security is subject to, and ratified by, all such terms, certain of which are summarized herein, and the Holder of this Security is referred to the Indenture for a statement of such terms. This Security is an unsecured obligation of the Company. Any Holder of this Security shall be deemed to have agreed to and be bound by all the terms and conditions contained in the Indenture applicable to a Holder of a Security. All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Indenture.

5. Voluntary Conversion. The Holder shall have the right, at any time, to convert the principal amount of any such Security into that number of fully paid and non-assessable shares of Common Stock as determined by dividing the principal amount by the applicable Conversion Price. The Holder may effect a Voluntary Conversion in principal amounts of $5,000 of this Security and multiples of $1,000 in excess thereof at the applicable Conversion Price. Any such conversion shall be in accordance with Section 3.01 of the Supplemental Indenture.

6. Conversion Price. The number of whole shares of Common Stock to be issued upon any voluntary conversion shall be determined as set forth in Sections 3.02 and 3.03 of the Supplemental Indenture, subject to adjustments as provided therein.

7. Mandatory Conversion. The Company may require the Holder, at any time after the third anniversary of the date of the first issuance of this Security, if at the time less than 20% of the aggregate principal amount of the Securities originally issued remain outstanding and the conversion market price is greater than the stock price on the date the Securities were originally issued, to convert the principal amount of any outstanding Securities into that number of fully paid and non-assessable shares of

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Common Stock as determined by dividing the principal amount by the applicable Conversion Price then in effect. Such Mandatory Conversion will be subject to and in accordance with Section 3.04 of the Supplemental Indenture.

8. Limitation on Conversion. The Holder of this Security may not convert such Security to the extent that, as a result of such conversion, such Holder, together with its Affiliates, would beneficially own a number of shares of the Company’s Common Stock in excess of 19.99% of the number of shares of the Company’s Common Stock outstanding immediately prior to such conversion, or would hold more than 19.99% of the voting power of all shares of the Company’s capital stock outstanding immediately prior to such conversion.

9. Mandatory Redemption in Lieu of Mandatory Conversion. A Holder that has been selected for Mandatory Conversion, may, in lieu of such Mandatory Conversion, require the Company to redeem this Security on the Mandatory Conversion Date at a redemption price equal to 110% of the principal amount of such Security plus accrued interest through the business day prior to the Mandatory Conversion Date. To exercise this right, the Holder must, following receipt of the notice of Mandatory Conversion but not less than 10 days prior to the Mandatory Conversion Date, through the broker or bank through which the Holder holds its beneficial interest, instruct the Exchange Agent in writing to notify the Trustee in writing of its election of Mandatory Redemption in Lieu of Mandatory Conversion.

10. Repurchase upon Change in Control. Upon the acquisition by a Person or group of Persons acting in concert (other than a company whose shareholders are or are to consist substantially of existing shareholders of the Company) of a majority of the voting shares (including warrants or rights to purchase or exchange for voting shares) of the Company, referred to as a “Change in Control,” the Holder of this Security will have the right, but not the obligation, to require the Company to repurchase, and the Company will have the right, but not the obligation, to require the Holder of this Security to sell to the Company, all or any portion of this Security at the purchase price set forth below, plus accrued and unpaid interest through the business day prior to the purchase date to the Holder of record of this Security on the purchase date.

Period	Purchase Price as Percentage of Principal
From the Issue Date to January 1, 2010	110%
From January 2, 2010 to maturity	115%

The Company must give written notice to the Holder of this Security not less than ten business days after the date of the Change in Control transaction, and the Company must state in that notice if it intends to require the Holder of this Security to sell such Security to the Company and, if so, what portion of this Security the Company desires to purchase. In the event that such notice indicates the Company’s intention to purchase this Security, then the purchase date for such Security will be the twentieth business day following the date of such notice; provided, however, that if the Company does not exercise its right to require the Holder of this Security to sell all of this Security, then such Holder may exercise its right to require the Company to repurchase this Security by giving the Company written notice no later than ten business days after the date of the Company’s written notice, indicating the portion of this Security that the Company has not already indicated its intention to purchase which the Holder will require the Company to purchase. The purchase date for this Security will be the twentieth business day following the date of the Company’s original notice; provided, however, that no purchase of this Security shall be effected pursuant to a repurchase upon a Change in Control subsequent to the maturity date of this Security.

11. Optional Redemption. At any time after the third anniversary of the date of first issuance of this Security, the Company has the right to redeem, in whole or in part (and, if in part, by lot), this Security at

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a redemption price equal to 110% of the principal amount of the Securities to be redeemed plus accrued interest through the business day prior to the redemption date, provided that the Company’s Common Stock has traded at a volume weighted average price of at least $6.40 per share for the 45-day period ending on the date immediately prior to the date on which the Company gives written notice to the Trustee of such redemption. Such determination shall be made by the Company and the Trustee may rely upon such determination without investigation. Such redemption will be made on not less than 30 nor more than 60 days after notice of redemption is given to the Holder of this Security.

12. Mandatory Redemption Upon Certain Sales of Assets or Certain Sale and Leaseback Transactions. This Security is subject to redemption, in whole or in part (and if in part, by lot), at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued interest through the day prior to the redemption date, to the extent that the Company or a Subsidiary engages in an Asset Sale or certain sale and leaseback transactions and the net proceeds of such Asset Sale or sale and leaseback transaction are not reinvested in a Permitted Business within two years of the receipt thereof. Such redemption will be made on not less than 30 nor more than 60 days after the notice of redemption is given to the Holder of this Security.

13. Denominations, Transfer, Exchange. The transfer of this Security may be registered, and this Security may be exchanged, only as provided in the Indenture and subject to the limitations set forth therein. The Company and the Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents required by law or permitted by the Indenture, including, without limitation, such documentation as is required by Section 2.03(e)(2) of the Supplemental Indenture.

14. Defaults and Remedies. This Security shall have the Events of Default as set forth in Section 8.01 of the Supplemental Indenture. Subject to certain limitations in the Supplemental Indenture, if an Event of Default occurs and is continuing, the Trustee by notice in writing to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by notice to the Company and the Trustee may declare the principal of and premium, if any, on all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all unpaid principal and interest accrued on the Securities shall become due and payable immediately without further action or notice. The other remedies following an Event of Default are set forth in Article VIII of the Supplemental Indenture.

15. Amendments, Supplements and Waivers. This Security and the Supplemental Indenture shall only be amended as provided in Section 14.01 of the Supplemental Indenture.

16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations. The Holder, by accepting this Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Security.

17. Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

18. Abbreviations. Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

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IN WITNESS WHEREOF, the Company has caused this Security to be duly executed with the manual or facsimile signature of a duly authorized Authorized Company Representative.

Dated:

ENVIRONMENTAL POWER CORPORATION

By:
Authorized Company Representative

AUTHENTICATION CERTIFICATE

This Security is one of the Environmental Power Corporation Convertible Securities described in the within mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Company Representative

Date of Authentication:

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the within Security unto                                                                                                                                     (the “Transferee”)

(Please insert Social Security or Taxpayer Identification Number of Transferee Below)                                                          , whose address, including zip code is as follows:

(Please print or typewrite name and address, including zip code of Transferee)

The undersigned hereby irrevocably constitutes and appoints the Transferee as its attorney-in-fact to register the transfer of the within Security on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	Name of Transferor

Signature Guaranteed:

NOTICE: Signature(s) must be guaranteed by a member or participant in a signature guarantee program.	NOTICE: The signature above must correspond with the name of the Holder as it appears upon the front of this Security in every particular without alteration or enlargement or any change whatsoever.

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